Exhibit 10.3

Drawn By and Mail To:

Chadbourne & Parke LLP,

30 Rockefeller Plaza,

New York, New York 10112

Attention: Vincent Dunn, Esq.

DEED OF TRUST, ASSIGNMENT OF LEASES

AND SECURITY AGREEMENT

by and among

THE SMITHFIELD PACKING COMPANY, INCORPORATED

having a mailing address of

c/o Smithfield Foods, Inc., 111 Commerce Street, Smithfield, Virginia 23430,

Attn: Carey Dubois, Chief Financial Officer,

as Grantor,

to

FIRST AMERICAN TITLE INSURANCE COMPANY],

having a mailing address of

1932 Fleming Road, Greensboro, North Carolina 27410,

as Trustee

for the benefit of

CITIBANK, N.A.,

having a mailing address of

388 Greenwich Street, 23rd Floor, New York, New York 10013,

Attn: Robert Kane, Global Consumer and Healthcare Department,

as Beneficiary

THIS INSTRUMENT IS A FIXTURE FILING. THE COLLATERAL IS OR INCLUDES FIXTURES. THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS AS A FIXTURE FILING IN ACCORDANCE WITH THE UNIFORM COMMERCIAL

CODE, INCLUDING SECTION 9-502, AS ADOPTED IN NORTH CAROLINA. THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS OF COLLATERAL, ARE AS DESCRIBED IN SECTION 5.03 HEREOF IN COMPLIANCE WITH THE REQUIREMENTS OF SECTION 9-502 OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN NORTH CAROLINA.

THIS INSTRUMENT SECURES FUTURE ADVANCES FOR COMMERCIAL PURPOSES.

NOTE: INTEREST OR DISCOUNT MAY BE DEFERRED, ACCRUED OR CAPITALIZED BUT ONLY AT THE OPTION OF PARTICIPANTS.

DEED OF TRUST, ASSIGNMENT OF LEASES

AND SECURITY AGREEMENT

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT (hereinafter referred to as this “Instrument”) is made and entered into as of the 16th day of May, 2008 by and between THE SMITHFIELD PACKING COMPANY, INCORPORATED, whose address is c/o Smithfield Foods, Inc., 111 Commerce Street, Smithfield, Virginia 23430, Attn: Carey Dubois, Chief Financial Officer, party of the first part, as grantor (hereinafter referred to as “Grantor”), to FIRST AMERICAN TITLE INSURANCE COMPANY whose address is 1932 Fleming Road, Greensboro, North Carolina 27410 as trustee (hereinafter referred to as ‘‘Trustee”), party of the second part, for the benefit of CITIBANK, N.A., whose address is 388 Greenwich Street, 23rd Floor, New York, New York 10013, Attn: Robert Kane, Global Consumer and Healthcare, party of the third part, as beneficiary (hereafter referred to as “Beneficiary”);

RECITALS

A. On even date herewith Grantor, Smithfield Foods, Inc. (“Smithfield”) and Beneficiary are executing an Uncommitted Line of Credit Agreement dated as of the date hereof (such agreement, as may from time to time be amended or supplemented, hereinafter referred to as the “Credit Agreement”), pursuant to which, upon the terms and conditions stated therein, Beneficiary agreed to make advances to Grantor and Smithfield.

B. Grantor, Smithfield and Beneficiary have conditioned their respective obligations under the Credit Agreement upon the execution and delivery by Grantor of this Instrument and Grantor has agreed to enter into this Instrument.

C. Therefore, in order to comply with the terms and conditions of the Credit Agreement, to induce Beneficiary to make advances to Grantor and Smithfield under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

ARTICLE I

Definitions

Section 1.01 Terms Defined Above or in the Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Section 1.02 Certain Definitions. As used in this Instrument, the following terms shall have the following meanings, unless the context otherwise requires:

“Contracts” shall have the meaning assigned such term in Article II.

“Default Rate” shall mean a rate per annum equal to the Base Rate plus 2%.

“Facility” shall have the meaning assigned such term in Article II.

“Lease” shall mean all of Grantor's interest in and to, any lease agreement or similar agreement providing a right to any other Person to use, lease, license, possess, operate from, reside in or otherwise enjoy the Mortgaged Property, now in effect or hereafter entered into, any and all Rents arising therefrom, and all amendments and renewals thereof now or hereafter entered into.

“Mortgaged Property” shall have the meaning assigned such term in Article II.

“Obligations” shall mean: (i) all of the outstanding aggregate amount of the Advances made to Grantor under the Credit Agreement, including without limitation, and any and all renewals, extensions for any period, rearrangements or enlargements thereof; (ii) the performance of all obligations and agreements of Grantor to Beneficiary and Trustee under the Operative Documents; and (iii) all interest (pre-petition or post-petition), taxes, indemnities, losses, compensation, reimbursement, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by either Trustee or Beneficiary in connection with the execution, administration or enforcement of their rights and remedies hereunder or any other Operative Documents.

“Operative Documents” shall mean the Credit Agreement, the Security Agreement, this Instrument and each other document or instrument used to pledge or grant, or purport to pledge or grant a security interest or lien on any property of Grantor or any other Person to secure the Obligations, and each other certificate, agreement or document executed by Grantor and delivered to Beneficiary or Trustee in connection with or pursuant to any of the foregoing.

“Permitted Liens” shall have the meaning assigned to such term in Section 3.01(a).

“Person” shall mean an individual, partnership, limited liability company, corporation (including a business trust), a joint stock company, estate, trust, unincorporated association, joint venture or other entity, or any governmental authority.

“Rents” shall mean all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to any Lease (other than Grantor) for using, leasing, licensing, possessing, operating from, residing in or otherwise enjoying the Mortgaged Property.

“Security Agreement” shall mean the Security Agreement dated as of the date hereof between Grantor and Beneficiary.

“Site” shall mean the real property located in Bladen County, North Carolina together with all rights appurtenant to such real property, all as described in greater detail in Exhibit “A” attached hereto and by this reference incorporated herein.

ARTICLE II

Granting Clauses

In order to secure the payment and performance of the Obligations and any other obligations of Grantor hereinafter set forth, Grantor does hereby irrevocably bargain, sell, give, grant and convey unto Trustee and Trustee’s successors and assigns in trust, with power of sale, under and subject to the terms hereof, for the benefit of Beneficiary, all of Grantor's interest and estate, whether now owned or hereafter acquired (whether fee, leasehold, legal or equitable) and whether the same now exist or hereafter come into existence (hereinafter collectively referred to as the “Mortgaged Property”):

(a) Grantor’s undivided fee simple estate and all the tracts or parcels of real property lying and being in the County of Bladen, State of North Carolina as more particularly described in Exhibit “A” attached hereto and by this reference incorporated herein; and

(b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Site, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Mortgaged Property, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing and all the right, title and interest of Grantor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all trade-names, trademarks, servicemarks, logos and goodwill related thereto which in any way now or hereafter belong, relate or appertain to the Mortgaged Property or any part thereof or are now or hereafter acquired by Grantor (excluding trademarks or tradenames which appertain to the operation of Grantor's business rather than the operation of the Facility); and all insurance and other proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Mortgaged Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the Obligations and to be secured by this Instrument. The location of the above described collateral is also the location of the Site. The property described in this subsection (b) is herein referred to collectively as the “Improvements”; the Improvements and the Grantor’s estate in the Site are herein collectively referred to as the “Facility”;

(c) All of Grantor’s right, title and interest, under, in and to the Leases and all contracts, franchises, licenses, agreements, permits and other documents, together with any additions or changes to and any extensions, revisions or modifications of all such contracts, franchises, licenses, agreements, permits and other documents (collectively, the “Contracts”), whether now existing or hereafter entered into in relating to the development, ownership, maintenance and operation of the Facility and all proceeds of any of the property described hereinabove, including, without limitation, all insurance proceeds; and

(d) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Mortgaged Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor and the reversion and reversions, remainder and remainders, of the Mortgaged Property from time to time accruing.

TO HAVE AND TO HOLD FOREVER the Mortgaged Property and all parts, rights, members and appurtenances thereof, to Trustee and the heirs, successors and assigns of Trustee, upon the trusts, terms and conditions and for the uses hereinafter set forth, and Grantor covenants that Grantor is lawfully seized and possessed of the Mortgaged Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for Permitted Liens, and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to Permitted Liens.

This conveyance is intended to operate and is to be construed as a deed of trust under the laws of the State of North Carolina relating to deeds of trust, and not as a mortgage, and is given to secure the payment and performance by Grantor and Smithfield of their respective Obligations under the Operative Documents, including without limitation the following:

(i) The debt evidenced by the Credit Agreement, as the same may be amended, modified or assigned from time to time executed by Grantor and Smithfield, payable to Beneficiary, with final payment being due as provided in the Credit Agreement, unless extended in accordance with the Credit Agreement, including, without limitation, principal, interest, late charges, fees and other amounts due with respect to the Obligations or this Instrument. This Deed of Trust secures all present and future loan disbursements made by the Beneficiary pursuant to the Credit Agreement, and all other sums from time to time owing to the Beneficiary pursuant to the Credit Agreement. The amount of the present disbursement secured hereby is One Hundred Million and NO/100 Dollars $100,000,000, and the maximum principal amount which may be secured hereby at any one time is One Hundred Fifty Million and NO/100 Dollars ($150,000,000.00). The time period within which such future disbursements are to be made is the period between the date hereof and the date fifteen (15) years from the date hereof. Disbursements secured hereby shall not be required to be evidenced by a “written instrument or notation” as described in Section 45-68(2) of the North Carolina General Statutes, it being the intent of the parties that the requirements of Section 45-68(2) for a “written instrument or notation” for each advance shall not be applicable to disbursements made under the Credit Agreement;

(ii) Any and all additional advances made by Beneficiary or the Trustee (a) to protect or preserve the Mortgaged Property or the lien hereof on the Mortgaged Property; (b) to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any improvements on the Mortgaged Property; (c) for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Beneficiary for the enforcement and protection of the Mortgaged Property or the lien of this Instrument; (d) for all legal fees, costs and other expenses incurred by Beneficiary by reason of any default or otherwise in connection with the Obligations; and (e) as otherwise permitted pursuant to Article 7 of Chapter 45 of the North Carolina General Statutes (whether or not the original Grantor remains the owner of the Mortgaged Property at the time of such advances).

Should the Obligations secured by this Instrument be paid and performed according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Instrument shall be cancelled and surrendered upon the request and at the expense of Grantor.

ARTICLE III

Representations, Warranties and Covenants

Section 3.01 Representations, Warranties. Grantor hereby represents and warrants as follows:

(a) First Priority Lien. Grantor will not create or suffer to be created or permit to exist any lien, security interest or charge created by Grantor prior or junior to or on parity with the lien and security interest of this Instrument upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits or other income therefrom except the following (collectively, “Permitted Liens”):

(i) liens for taxes, assessments and governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Grantor in conformity with generally acceptable accounting principles;

(ii) liens imposed by law, such as material men’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations (other than indebtedness for borrowed money) that are not yet due and payable; and

(iii) easements, restrictions, rights of way, encumbrances and other exceptions to title (other than encumbrances securing indebtedness not constituting Obligations) that would not reasonably be expected to impair the value of the Facility or otherwise materially adversely affect the use of the Facility for its present purpose.

(b) Leases. Grantor will observe and perform all the obligations imposed upon Grantor under any Lease and not do or permit to be done anything to impair the security thereof.

(c) Further Assurances. Grantor will execute and deliver all such further instruments and do such further acts as may be necessary or desirable or as may be reasonably requested by Beneficiary or Trustee to carry out more effectively the purposes of this Instrument and to subject to the lien created hereby any properties, rights and interests covered or intended to be covered hereby.

(d) Rights of Beneficiary and Trustee. Grantor agrees that if Grantor fails to perform any act or to take any action which Grantor is required to perform or take hereunder or under the Credit Agreement or any other Operative Document or to pay any money which Grantor is required to pay hereunder or thereunder, either Beneficiary or Trustee in Grantor's name or its own name may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Beneficiary or Trustee and any money so paid by Beneficiary or Trustee shall be a demand obligation owing by Grantor to Beneficiary or Trustee, as applicable and, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Grantor under this Section 3.01(d) shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to Beneficiary until paid at the Default Rate, and all such amounts together with such interest thereon shall be a part of the Obligations and shall be secured by this Instrument.

(e) Real Property Description. Set forth on Exhibit “A” hereto is a true, complete and accurate legal description of the real property known as the Grantor's Tar Heel facility located in Bladen County, North Carolina.

(f) Flood Zone. Grantor agrees that if any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then Grantor shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

ARTICLE IV

Assignment of Assigned Leases

Section 4.01 Assignment of Leases and Rents. As additional collateral and further security for the Obligations, Grantor does hereby assign to Beneficiary (i) all of the rents, issues and profits, and all revenue, income and proceeds, derived or to be derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any Assigned Lease (as hereinafter defined) (hereinafter collectively referred to as the “Rents”) and (ii) Grantor's interest in any and all leases, subleases, tenant contracts, rental agreements, occupancy agreement or agreements of a similar nature, now or hereafter affecting the Mortgaged

Property, or any part thereof, including without limitation the Leases (hereinafter collectively, referred to as the “Assigned Leases”). Grantor agrees to execute and deliver to Beneficiary such additional instruments, in form and substance satisfactory to Beneficiary or Trustee, as may hereafter be requested by Beneficiary further to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Beneficiary or Trustee to any Assigned Lease, or to impose upon Beneficiary or Trustee any obligation with respect thereto.

Section 4.02 No Assignment. Grantor shall not execute an assignment of the Leases, Rents, or any part thereof, from the Mortgaged Property.

Section 4.03 Future Leases. Notwithstanding any other provisions of this Instrument, Grantor shall not hereafter enter into any leases without the prior written consent of Beneficiary and except upon the following conditions: (a) each such instrument shall contain a provision that the rights of the parties thereunder are expressly subordinate to all of the rights and title of the Trustee and Beneficiary under this Instrument; (b) any such instrument shall contain a provision whereby the parties thereunder expressly recognize and agree that, notwithstanding such subordination, the Trustee may sell the Mortgaged Property in the manner provided in herein, and thereby, at the option and direction of Beneficiary, sell the same subject to such instrument; and (c) at or prior to the time of execution of any such instrument, Grantor shall, as a condition to such execution, procure from the other party or parties thereto an agreement in favor of the Trustee, in form and substance satisfactory to Beneficiary, under which such party or parties agree to be bound by the provisions of this Instrument, regarding the manner in which Trustee may foreclose or exercise the power of sale under this Instrument.

Section 4.04 Beneficiary’s Authority. Beneficiary is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Grantor or Trustee or Beneficiary for the account of Grantor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Obligations, when received, regardless of the maturity of any of the Obligations, or any installment thereof; and to execute transfer and division orders in the name of Grantor, or otherwise, with warranties binding Grantor. Beneficiary shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but shall have the right, at its election, in the name of Grantor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Beneficiary in order to collect such funds and to protect the interests of the Trustee, for the benefit of Beneficiary and/or Grantor, with all costs, expenses and attorney’s fees incurred in connection therewith being paid by Grantor.

Section 4.05 Cumulative Rights. The rights provided in this Article IV shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations.

ARTICLE V

Security Agreement

Section 5.01 Security Interest. As additional collateral and further security for the Obligations, Grantor hereby grants to Beneficiary a security interest in the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles (including without limitation, the Contracts) and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Mortgaged Property and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of North Carolina. A financing statement or statements reciting this Instrument to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Grantor and Beneficiary or Trustee, as applicable, and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Beneficiary's sole election. Grantor and Beneficiary agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of Grantor and Beneficiary that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire and/or hazard insurance policy, or (bb) any award in eminent domain proceedings for a taking or for loss of value, or (cc) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Beneficiary as determined by this instrument or impugning the priority of Beneficiary's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Beneficiary in the event any court shall at any time hold with respect to the foregoing (aa), (bb) or (cc), that notice of Beneficiary's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

Section 5.02 Debtor’s Warranties. Grantor warrants that (i) Grantor’s (that is, “Debtor’s”) name, identity or corporate structure and residence or principal place of business are as set forth in Section 5.03 hereof; (ii) Grantor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Section 5.03 hereof; and (iii) the location of the collateral is upon the Site. Grantor covenants and agrees that Grantor will furnish Beneficiary with notice of any change in the matters addressed by clauses (i) or (ii) of this Section 5.02 within thirty (30) days of the effective date of any such change and Grantor will promptly execute any financing statements or other instruments deemed necessary by Beneficiary to prevent any filed financing statement from becoming misleading or losing its perfected status.

Section 5.03 Debtor Information. The information contained in this Section 5.03 is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of North Carolina, for instruments to be filed as financing statements. The names of the “Debtor” and the “Secured Party,” the identity or corporate structure and residence or principal place of business of “Debtor,” and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “B” attached hereto and by this reference made a part hereof, the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of said Exhibit “B” attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove. This Instrument covers goods that are or are to become fixtures on the Site described herein and is to be filed for record in the real estate records. The description of the real estate to which the collateral is attached or upon which it is located is as set forth on Exhibit “A”. Grantor’s organizational identification number is 0922251.

ARTICLE VI

Default and Remedies

Section 6.01 Event of Default. A default by Grantor in the payment, performance or observance of any term, covenant or condition of the Credit Agreement or this Instrument or the occurrence of any “Event of Default,” as defined in any other Operative Document, shall constitute an “Event of Default” hereunder.

Section 6.02 Remedies.

(a) If an Event of Default shall have occurred and be continuing, Beneficiary may at any time and from time to time declare any or all of the Obligations immediately due and payable. Notwithstanding the foregoing, under the terms of the Credit Agreement the Beneficiary has the right at any time to demand payment in full of all outstanding Advances even if an Event of Default has not occurred.

(b) If an Event of Default shall have occurred and be continuing, Grantor upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession of the Mortgaged Property and if, and to the extent, permitted by law and the Operative Documents, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor pertaining to the Mortgaged Property. If Grantor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Beneficiary, Beneficiary may obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Grantor to deliver immediate possession of the Mortgaged Property to Beneficiary, to the entry of which judgment or decree Grantor hereby specifically consents. Upon every such entering upon or taking of possession, Beneficiary may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Mortgaged Property insured; (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Beneficiary, all as Beneficiary from time to time may determine to be in its best interest. Beneficiary may collect and receive all the rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (aa) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (cc) the cost of such insurance; (dd) such taxes, assessments and other similar charges as Beneficiary may at its option pay; (ee) other proper charges upon the Mortgaged

Property or any part thereof; and (ff) the reasonable compensation, expenses and disbursements of the attorneys and agents of Beneficiary, Beneficiary shall apply the remainder of the monies and proceeds so received by Beneficiary in accordance with the terms of the Credit Agreement. Anything in this Section 6.02(a) to the contrary notwithstanding, Beneficiary shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of the exercise by Beneficiary of its rights under this Instrument, and Beneficiary shall be liable to account only for the rents, income, issues, profits and revenues actually received by Beneficiary. Whenever all that is due upon such interest, deposits and principal installments and under any of the terms, covenants, conditions and agreements of this Instrument, shall have been paid and all Events of Default made good, Beneficiary shall surrender possession of the Mortgaged Property to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing. In connection with any action taken by Beneficiary pursuant to this Section 6.02(a), Beneficiary shall not be liable for any loss sustained by Grantor resulting from any act or omission of Beneficiary in administering, managing, operating or controlling the Mortgaged Property, including a loss arising from the ordinary negligence of Beneficiary, unless such loss is caused by its own gross negligence or willful misconduct and bad faith, nor shall Beneficiary be obligated to perform or discharge any obligation, duty or liability of Grantor. Grantor hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Mortgaged Property taken under this Section 6.02(a). Anything in this Article VI to the contrary notwithstanding, Trustee hereby agrees to comply with all of the provisions of North Carolina law governing power of sale foreclosures

(c) If an Event of Default shall have occurred and be continuing, Beneficiary, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Site is situated. Any money advanced by Beneficiary in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby expressly promises to pay) owing by Grantor to Beneficiary and shall bear interest from the date of making such advance by Beneficiary until paid at the Default Rate.

(d) If an Event of Default shall have occurred, Trustee, at the direction of Beneficiary, may foreclose by exercise of the power of sale herein contained, and Beneficiary shall deposit with Trustee copies of this Instrument, the Credit Agreement and such receipts and evidence of expenditures made and secured hereby as Trustee may require. Upon application of Beneficiary, it shall be lawful for and the duty of Trustee, and Trustee hereby is authorized and empowered to expose to sale and to sell the Mortgaged Property (either as a whole or in separate parcels and in such order as Trustee shall determine) at public auction for cash, after having first complied with all applicable requirements of North Carolina law with respect to the exercise of powers of sale contained in deeds of trust and upon such sale, Trustee shall convey title to the purchaser in fee simple. After retaining from the proceeds of such sale just compensation for Trustee's services and all expenses incurred by Trustee, including, without limitation, a Trustee's commission not exceeding one percent (1%)of the bid and reasonable actual attorney's fees for legal services actually performed, Trustee shall apply the residue of the proceeds as set forth in Section 6.02(e). Grantor agrees that in the event of sale hereunder, Beneficiary shall have the right to bid. Trustee may require the successful bidder at any sale to deposit immediately with Trustee cash or certified check in an amount not to exceed ten percent (10%) of the bid, provided notice of such requirement is contained in the advertisement of the sale. The bid may be rejected if the deposit is not immediately made and thereupon the next highest bidder may be declared to be the purchaser. Such deposit shall be refunded in case a resale is had; otherwise, it shall be applied to the purchase price. If the Improvements are sold hereunder, it need not be at the place of sale; the published notice, however, shall state the time and place where such Improvements may be inspected prior to sale. If a foreclosure proceeding is commenced by Trustee but not completed, Trustee's fee will be one percent (1%) of the fair market value of the Mortgaged Property involved in such foreclosure if the termination occurs prior to the first public auction sale and not more than one percent (1%) of the fair market value of the Mortgaged Property involved in such foreclosure if the termination occurs after the first public auction sale.

(e) If an Event of Default shall have occurred, Beneficiary may, in addition to and not in abrogation of the rights covered under Section 6.02, (i) exercise all rights, powers and remedies of Grantor under the Leases and the Contracts, and the Grantor and any other party to any of the Contracts or Leases hereby is authorized and directed to render performance to and act upon the instructions of Beneficiary, (ii) with respect to any personal property constituting part of the Mortgaged Property, exercise all rights, powers and remedies of a secured party under the Uniform Commercial Code as adopted in North Carolina, and (iii) either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (A) to enforce payment and performance of the Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right and (B) to pursue any other remedy available to it, all as Beneficiary at its sole discretion shall elect.

(f) In the event of a foreclosure sale of the Mortgaged Property, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including attorney's and trustee's fees, then to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Beneficiary, then to the repayment of remaining Obligations in such amount and in the order set forth in the Credit Agreement, and finally the remainder, if any, shall be paid to Grantor or to the person or entity lawfully entitled to same.

(g) In the event of any such foreclosure sale, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

(h) Grantor agrees to the full extent permitted by law, that in case of the occurrence of an Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.

(i) Grantor hereby waives and renounces to the full extent permitted by law all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Obligations, or any part hereof.

(j) Beneficiary, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the Obligations.

(k) In case Beneficiary shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise or in the event Trustee commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Beneficiary, then in every such case (i) Grantor, Trustee and Beneficiary shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Beneficiary and Trustee shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall and shall be deemed to be a continuing Event of Default and (iv) neither this Instrument, nor the Credit Agreement, nor the Obligations, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Grantor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

(l) No right, power or remedy conferred upon or reserved to Beneficiary by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

(m) No delay or omission of Beneficiary to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Instrument to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary. No consent or waiver, expressed or implied, by Beneficiary to or of any breach or default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Beneficiary to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Beneficiary of its rights hereunder or impair any rights, powers or remedies of Beneficiary consequent on any breach or default by Grantor.

(n) If Beneficiary (i) grants forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise any right granted herein or in the Operative Documents, (iv) releases any part of the Mortgaged Property from the lien of this Instrument or otherwise changes any of the terms, covenants, conditions or agreements of this Instrument or any other Operative Document, (v) consents to the filing of any map, plat or replat affecting the Mortgaged Property, (vi) consents to the granting of any easement or other right affecting the Mortgaged Property or (vii) makes or consents to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under this Instrument or any other of the Operative Documents or any other obligation of Grantor or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in the event of any default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Beneficiary, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

(o) Beneficiary shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Instrument, (b) to preserve or protect its interest in the Mortgaged Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Beneficiary.

(p) In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

(q) BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (i) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE OBLIGATIONS EVIDENCED BY THE CREDIT AGREEMENT; (ii) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (A) TO NOTICE AND RIGHT TO JUDICIAL HEARING

PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT; AND (B) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (iii) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (iv) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS INSTRUMENT IS VALID AND ENFORCEABLE BY BENEFICIARY AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

(r) Grantor expressly acknowledges and agrees that upon or any time after the occurrence and continuation of an Event of Default so long as such Event of Default remains uncured, Beneficiary’s right, title and interest in and to the Assigned Leases and Rents shall be and remain absolute and inviolate in accordance with the provisions of this Instrument. Moreover, without limiting, altering, affecting or impairing in any manner or to any extent the absolute right, title and interest of Beneficiary as provided herein, upon the occurrence and continuation of an Event of Default so long as such Event of Default remains uncured, Beneficiary shall have the complete right, power and authority hereunder, then or thereafter, to exercise and enforce any or all of the following rights and remedies, in addition to (but not in lieu of) the remedies set forth in the other Operative Documents:

(i) Without taking possession of the Mortgaged Property, in Grantor’s own name, to demand, collect, receive, sue for, attach and levy on the Rents and give proper receipts, releases and acquittances therefor, and after deducting all necessary and proper costs and expenses of operation and collection, as reasonably determined by Beneficiary, including without limitation reasonable attorneys’ fees, and apply the net proceeds thereof, together with any funds of Grantor deposited with Beneficiary, in reduction or repayment of the Obligations, and any such net proceeds actually received by Beneficiary shall be treated as a pro tanto reduction or repayment of the Obligations (it being specifically agreed that the mere existence of this absolute assignment shall not be treated as pro tanto discharge, credit, reduction or repayment or discharge of the Obligations); and

(ii) Without regard to the adequacy of the security, with or without any action or proceeding through any Person or by any agent, or by a receiver to be appointed by a court of competent jurisdiction, and irrespective of Grantor’s possession, to enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof as Beneficiary deems to be prudent and reasonable under the circumstances; make, modify, enforce, cancel or accept surrender of any Assigned Leases now in effect or hereafter in effect on the Mortgaged Property or any part thereof; remove and evict any sublessee; increase or decrease Rents; decorate, clean, repair, and make such improvements, alterations and additions as Beneficiary shall deem necessary or desirable; and otherwise do any act or incur any cost or expense which Beneficiary may deem reasonably necessary to protect the status and value of the Mortgaged Property as fully and to the same extent as Grantor could do if Grantor was in possession thereof; and in such event, to apply the Rents so collected in accordance with the provisions of this Instrument.

ARTICLE VII

Miscellaneous

Section 7.01 Further Assurances; After Acquired Mortgaged Property. At any time, and from time to time, upon request by Beneficiary, and at the expense of Grantor, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Beneficiary and Trustee, where applicable and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Beneficiary, any and all such other and further deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the Obligations and (b) the lien of this Instrument as a first and prior lien upon and security title in and to all of the Mortgaged Property, whether now owned or hereafter acquired by Grantor, and is free and clear of all encumbrances, other than Permitted Encumbrances. Upon any failure by Grantor so to do, Beneficiary may make, execute, record, file, rerecord and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Beneficiary the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Mortgaged Property or any part thereof.

Section 7.02 Subrogation. To the full extent of the Obligations, Beneficiary is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Mortgaged Property which is paid or satisfied, in whole or in part, out of the proceeds of the Obligations, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Beneficiary as additional collateral and further security for the Obligations, to the same extent they would have been preserved and would have been passed to and held by Beneficiary had they been duly and legally assigned, transferred, set over and delivered unto Beneficiary by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and cancelled of record.

Section 7.03 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument or of the Credit Agreement or of any other Operative Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Instrument or under the Credit Agreement that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Section 7.03 shall control every other provision of this Instrument and of the Credit Agreement.

Section 7.04 Invalidity. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Beneficiary in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. If any part of the secured Obligations cannot be lawfully secured by this Instrument or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such Obligations, then all payments made shall be applied on said Obligations first in discharge of that portion thereof which is not secured by this Instrument.

Section 7.05 Construction; Governing Law. This Instrument may be construed as a deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the security title and lien hereof and the purposes and agreements herein set forth. The term “Grantor” as used herein shall mean and include all and each of the individuals, partnerships, corporations or other legal entities or persons executing this Instrument. The number and gender of pronouns used in referring to Grantor shall be construed to mean and correspond with the number and gender of the individuals, partnerships, corporations or other legal entities or persons executing this Instrument as Grantor. The terms used to designate Beneficiary, Trustee and Grantor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties. This Instrument shall be governed by and construed in accordance with the laws of the State of North Carolina.

Section 7.06 Waivers; Etc. Beneficiary may waive any Event of Default without waiving any other prior or subsequent Event of Default. Beneficiary may remedy any Event of Default without waiving the Event of Default remedied. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary as provided in the Credit Agreement and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice of demand in similar or other circumstances. Acceptance by Beneficiary of any payment in an amount less than the amount then due on any Obligations shall be deemed an acceptance on account only and shall not in any way excuse the existence of an Event of Default hereunder. The provisions of N.C. Gen. Stat. Section 45-45.1 or any similar statute hereafter enacted in North Carolina in replacement or substitution thereof shall be inapplicable to this Instrument.

Section 7.07 Successors. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, Beneficiary and Trustee may, without notice to Grantor, deal with such successor or successors in interest with reference to this Instrument and to the Obligations in the same manner as with Grantor, without in any way vitiating or discharging Grantor’s liability hereunder or for the payment of the Obligations or performance of the obligations secured hereby. No transfer of the Mortgaged Property, no forbearance on the part of Beneficiary or Trustee, and no extension of the time for the payment of the Obligations given by any holder of the Obligations, in whole or in part, shall affect the liability of Grantor hereunder or for obligations secured hereby or the liability of any other person hereunder or for obligations secured hereby or the liability of any other person hereunder or for the payment of the Obligations.

Section 7.08 Notices; Etc. All notices, requests, consents, demands and other communications required or permitted hereunder shall be given in accordance with the terms of the Credit Agreement.

Section 7.09 Discretion of Beneficiary. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Beneficiary is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Beneficiary, and Beneficiary shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Beneficiary’s judgment.

Section 7.10 Counterparts. This Instrument may be executed in several counterparts, all of which are identical. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Section 7.11 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument and the other Operative Documents.

Section 7.12 Acceptance by Trustee. Trustee accepts this Trust when this Instrument, duly executed and acknowledged, is made of public record as provided by law.

Section 7.13 Appointment of Successor Trustee. Beneficiary shall at any time have the irrevocable right to remove any Trustee herein named without notice of cause and to appoint a successor thereto by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to be recorded in the State or Commonwealth in which the Mortgaged Property is located and in the event of the death or resignation of any Trustee with respect to the Mortgaged Property, Beneficiary shall have the right to appoint a successor thereto by such written instrument, and any Trustee so appointed shall be vested with the title to the Mortgaged Property and shall possess all the powers, duties and obligations herein conferred on Trustee with respect to such Property in the same manner and to the same extent as though such were named herein as Trustee with respect to the Mortgaged Property.

Section 7.14 Trustee’s Powers. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of copies of this Instrument and the Credit Agreement secured hereby for endorsement, if requested by Trustee, and without affecting the personal liability of any person for payment of the Obligations or the effect of this Instrument upon the remainder of the Mortgaged Property, Trustee shall (i) reconvey any part of the Mortgaged

Property, (ii) consent in writing to making of any map or plat thereof, (iii) join in granting any easement therein, or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof.

Section 7.15 No Merger. It is the express intent of Grantor and Beneficiary that Grantor and Beneficiary are and shall remain separate and distinct entities and that any and all legal and equitable rights, titles, interests and/or estates in and to the Mortgaged Property held by Grantor or Beneficiary shall not merge, but shall be maintained as distinct and separate rights, titles, interests and estates in the Mortgaged Property.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Grantor has executed this Instrument as of the day and year first above written.

GRANTOR:

THE SMITHFIELD PACKING COMPANY, INCORPORATED

By:	/s/ Carey J. Dubois
Name:	Carey J. Dubois
Title:	Vice President

STATE OF    Virginia

COUNTY OF    Virginia

I, Diana Lynn Morris, a Notary Public for the County of Isle of Wight, State of Virginia, certify that Carey Dubois personally came before me this day and acknowledged that he (or she) is Vice President of THE SMITHFIELD PACKING COMPANY, INCORPORATED, a Delaware corporation, and that he/she, as Vice President, being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 16th day of May, 2008.

/s/ Diana Lynn Morris
OFFICIAL SEAL	Signature of Notary Public

Print Name: Diana Lynn Morris

My Commission Expires: 1/31/2011
ID # 150363

EXHIBIT “A”

(Description of Site)

Lying and being in Tar Heel, Bladen County, State of North Carolina and being more particularly described as follows:

All those certain tracts or parcels of land lying and being situate in Hollow Township, Bladen County, North Carolina, and being shown and designated as parcels 1, 2, 4, 5 ,6, 7, 8, 9, 10 and 11 on that certain map entitled “Survey for Parcel Acquisition for Smithfield Foods, Inc.”, said map prepared by Lloyd R .Walker, R.L.S., and recorded in Plat Cabinet A-90, at Page 901, in the office of the Register of Deeds of Bladen County, North Carolina, reference to said map being hereby made for a more particular description of the aforementioned parcels 1, 2, 4, 5, 6, 7, 8, 9, 10 and 11.

As an appurtenance and benefit to the above-described tracts or parcels of land there is conveyed hereby an exclusive perpetual easement for the installation and maintenance of utilities including, but not limited to, a sewerage outfall line all as more particularly described in that certain Deed of Easement recorded in Book 324, at Page 484 in the office of the Register of Deeds of Bladen County, North Carolina, the terms and provisions of said Deed of Easement and the description as set forth on Attachment A therein being specifically incorporated herein by reference.

Saving and excepting from the above mentioned parcels 4, 5 and 6 all that certain tract or parcel of land lying and being situate in Hollow Township, Bladen County, North Carolina, beginning at a point in the centerline of N.C. Highway 87 marked by an old nail and designated as “X” on that certain map or plat referred to above as recorded in Plat Cabinet A-90, at Page 901 in the office of the Register of Deeds of Bladen County. Thence, from said point of beginning, so located, South 12° 55’ 44” East, along and with the centerline of N.C. Highway 87, 41.58 feet to a point marked by a nail; thence, South 33° 14’ 36” West 1038.58 feet to a concrete monument; thence, North 12° 56’ 34” West 1524.50 feet to a concrete monument; thence, North 77° 03’ 26” East 743.58 feet to a nail in the centerline of N.C. Highway 87; the following courses and distances: South 15° 21’ 59” East 93.73 feet to a point, South 13° 21’ 52” East 220.97 feet to a point, South 13° 05’ 26” East 223.01 feet to a point, and South 12° 51’ 53” East 226.27 feet to the point or place of beginning.

Further saving and excepting from the above-described parcel 4 all that certain or tract or parcel of land lying and being situate in Hollow Township, Bladen County, North Carolina, beginning at a point in the centerline of N.C. Highway 87, which said point of beginning is located the following courses and distances from a point in the centerline of the aforesaid N.C. Highway 87 marked by an old nail and designated as “X” on that certain map or plat entitled “Survey for Parcel Acquisition for Smithfield Foods, Inc.,” said map being recorded in Plat Cabinet A-90, at Page 901, in the office of the Register of Deeds of Bladen County, North Carolina; North 12° 51’ 53” West 226.27 feet; North 13° 05’ 26” West 223.01 feet; North 13° 21’ 52” West 220.97 feet; and, North 15° 21’ 59” West 93.73 feet to the point or place of beginning, said point being the northeastern corner of that tract or parcel of land owned by Carolina Cold Storage Limited Partnership. Thence, from said point of beginning, so located, South 77° 03’ 26” West, along and with the northern line of the tract or parcel of land owned by Carolina Cold Storage Limited Partnership, 743.58 feet to a concrete monument, the northwestern corner of the tract or parcel of land owned by Carolina Cold Storage Limited Partnership; thence, North 12° 56’ 34” West 517.34 feet to a concrete monument; thence, North 77° 03’ 26” East 706.76 feet to a point in the center line of N.C. Highway 87; thence, along and with the centerline of N.C. Highway 87, the following courses and distances: South 18° 08’ 41” East 112.63 feet to a point; South 17° 32’ 22” East 249.17 feet to a point; and, South 15° 21’ 59” East 156.94 feet to the point or place of beginning.

Further saving and excepting from the above-described parcel 10 that certain tract or parcel of land shown and designated as “Area: 1.50 acres” on that certain map or plat entitled “Map of a survey for a Proposed Conveyance to Four County Electric Membership Corporation Carolina Sub Station Tract,” said map or plat being recorded in Plat Cabinet A-94, at Page 944 in the Office of the Register of Deeds of Bladen County, North Carolina, reference to said map or plat being hereby made for a more particular description of the tract or parcel of land hereby excepted.

Further, saving and excepting from the above-described Parcel 2 the .05 acres, more or less, designated on the above-mentioned map as “Cemetery”.

All that certain tract of land lying and being situate in Hollow Township, Bladen County, North Carolina beginning at a point in the centerline of N.C. Highway 87 as marked by a nail, said point of beginning being located the following courses and distances from a point designated as “X” on that certain map or plat entitled “Survey for Carolina Food Processors, Inc.,” prepared by Lloyd R. Walker, R.L.S., dated June 4, 1992 and revised January 28, 1993: North 12° 51’ 53” West 226.27 feet; North 13° 05’ 26” West 223.01 feet to a point; North 13° 21’ 52” West 220.97 feet to a point; North 15° 21’ 59” West 250.67 feet to a point; North 17° 32’ 22” West 249.17 feet to a point; and, North 18° 08’ 41” West 112.63 feet to the point or place of beginning. Thence, from said point of beginning, so located, South 77° 03’ 26” West, along and with the northern line of the Ralcar Corporation (UPS Truck Facility) property 706.76 feet to a concrete monument; thence, South 12° 56’ 34” East, along and with the western line of the Ralcar Corporation property, 517.34 feet to a concrete monument; thence, South 12° 56’ 34” East, along and with the Western line of the property owned by Carolina Cold Storage Limited Partnership, 1524.50 feet to a concrete monument; thence, North 33° 14’ 36” East,

2

along and with the southeastern line of the property owned by Carolina Cold Storage Limited Partnership, 1038.58 feet to a point in the centerline of N.C. Highway 87 designated by a nail; thence, southeastwardly along and with the centerline of N.C. Highway 87, the following courses and distances: South 12° 55’ 44” East 233.10 feet to a nail; South 12° 55’ 44” East 193.42 feet to a point; South 12° 53’ 20” East 274.84 feet to a point; South 05° 36’ 21” East 125.00 feet to a nail; South 05° 36’ 21” East 320.00 feet to a point; South 05° 36’ 21” East 296.60 feet to a spike; South 05° 37’ 51” East 1370.50 feet to a nail; and, South 05° 37’ 51” East 195.33 feet to a nail; thence, leaving the centerline of N.C. Highway 87, South 23° 43’ 00” West 3529.86 feet to a point; thence, South 23° 44’ 12” West 758.44 feet to an old iron axle; thence, South 46° 39’ 42” West 101.96 feet to an old iron pipe in the centerline of the run of Goodman Swamp, said point being designated as “C” on the map or plat above described; thence, along and with the centerline of the run of Goodman Swamp, the following courses and distances: North 45° 12’ 09” West 62.90 feet to a point; North 63° 19’ 50” West 264.84 feet to a point; North 79° 12’ 31” West 129.59 feet to a point; North 23° 04’ 51” West 74.35 feet to a point; North 70° 42’ 12” West 102.53 feet to a point; North 26° 23’ 03” West 90.01 feet to a point; North 42° 38’ 44” West 139.30 feet to a point; South 76° 25’ 25” West 150.44 feet to a point; North 87° 54’ 46” West 139.32 feet to a point; North 68° 10’ 16” West 152.28 feet to a point; North 43° 00’ 47” West 127.50 feet to a point; North 03° 25’ 22” East 288.34 feet to a point; North 51° 12’ 09” West 159.28 feet to a point; North 10° 42’ 40” West 112.78 feet to a point; North 39° 20’ 01” West 94.39 feet to a point; North 23° 49’ 31” West 118.25 feet to a point; North 22° 06’ 58” East 76.41 feet to a point; North 43° 14’ 17” East 187.82 feet to a point; North 00° 59’ 26” East 72.56 feet to a point; North 48° 33’ 45” West 158.12 feet to a point; North 20° 06’ 56” West 144.39 feet to a point; North 60° 56’ 16” West 73.49 feet to a point; South 86° 11’ 03” West 103.06 feet to a point; North 66° 17’ 38” West 233.66 feet to a point; and, North 32° 02’ 29” West 123.87 feet to an iron designated as point “D” on the above-referenced map or plat; thence, South 33° 22’ 15” West 724.49 feet to an old round concrete monument; thence, North 66° 19’ 31” West 107.15 feet to an old iron pipe; thence, North 66° 33’ 48” West 166.16 feet to an old round concrete monument; thence, along and with the line of the property owned now or formerly by Mary S. Edge the following courses and distances: North 22° 45’ 01” East 2762.60 feet to an old round concrete monument; North 22° 40’ 39” East 1336.83 feet to an old round concrete monument; and, North 44° 39’ 05” West 2137.64 feet to an old iron axle in the centerline of a ditch; thence, along and with a line of the property owned now or formerly by David S. Canady, the following courses and distances: North 42° 47’ 55” East 1966.62 feet to an iron; North 42° 50’ 27” East 1472.46 feet to an old iron pipe; and, North 42° 59’ 35” East 180.53 feet to an iron in the centerline of a ditch, a corner of the property owned now or formerly by William L. McNair, thence, North 76° 28’ 35” East, along and with a line of the property owned now or formerly by William L. McNair and the centerline of a ditch, as extended, 512.99 feet to a nail in the centerline of N.C. Highway 87; thence, along and with the centerline of N.C.

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Highway 87, the following courses and distances: North 26° 01’ 09” West 77.54 feet to a point; North 27° 14’ 58” West 98.24 feet to a point; North 27° 45’ 35” West 125.16 feet to an old iron spike; and, North 28° 26’ 18” West 1064.22 feet to a nail; thence, leaving the centerline of N.C. Highway 87, North 43° 29’ 59” East, along an with a line of the property owned now or formerly by the Sadie R. Jones Estate, 4187.94 feet to the mean highwater mark of the Cape Fear River, said point being marked by an iron and designated as point “A” on the above-referenced plat; thence, along and with the mean highwater line of the Cape Fear River, the following courses and distances: South 26° 02’ 28” East 418.42 feet to a point; South 29° 45’ 17” East 247.04 feet to a point; South 28° 51’ 52” East 283.13 feet to a point; South 26° 01’ 53” East 341.68 feet to a point; South 25° 31’ 08” East 523.14 feet to a point; South 12° 01’ 01” East 492.84 feet to a point; South 09° 12’ 43” East 274.20 feet to a point; South 00° 27’ 43” East 292.60 feet to a point; and, South 01° 07’ 18” East 611.56 feet to an iron designated as point “B” on the above-referenced map; thence, South 33° 14” 37” West, along and with a line of the property owned now or formerly by Dianne M. Woodell, 4246.50 feet to a nail in the centerline of N.C. Highway 87, said point designated “X” on the above-referenced plat; thence, along and with the centerline of N.C. Highway 87, the following courses and distances: North 12° 51’ 53” West 226.27 feet to a point; North 13° 05’ 26” West 223.01 feet to a point; North 13° 21’ 52” West 220.97 feet to a point; North 15° 21’ 59” West 250.67 feet to a point; North 17° 32’ 22” West 249.17 feet to a point; and, North 18° 08’ 41” West 112.63 feet to a nail, the point or place of beginning.

Saving and excepting from the above-described tract of land the following parcels:

Parcel I: All of that parcel designated as “Cemetery” as shown and more particularly described on that certain map or plat entitled “Survey for Carolina Food Processors, Inc.,” prepared by Lloyd R Walker, R.L.S., dated June 4, l992 and revised January 28, 1993.

Parcel II: All of that certain parcel of land designated as “Substation plat Cab. A-94, age 944,” as shown and more particularly described on that certain map or plat entitled “Survey for Carolina Food Processors, Inc.”, prepared by Lloyd R. Walker, R.L.S., dated June 4, 1992 and revised January 28, 1993.

The above-described tract of land, and the exceptions as above noted, are the same shown on that certain map or plat entitled “Survey for Carolina Food Processors, Inc.” prepared by Lloyd R. Walker, R.L.S. dated June 4, 1992 and revised January 28, 1993.

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EXHIBIT “B”

Schedule 1

(Description of “Debtor” and “Secured Party”)

A. Debtor:

1.	Name and Identity: The Smithfield Packing Company Incorporated, a Delaware corporation

2.	The residence or principal place of business of Debtor is:

c/o Smithfield Foods, Inc.

111 Commerce Street

Smithfield, VA 23430

Attention: Carey Dubois, Chief Financial Officer

B. Secured Party:

Citibank, N.A.

388 Greenwich Street, 23rd Floor

New York, NY 10013

Attention: Robert Kane, Global Consumer and Healthcare Department

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Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A. The mailing address of Debtor is:

The Smithfield Packing Company Incorporated

c/o Smithfield Foods, Inc.

111 Commerce Street

Smithfield, VA 23430

Attention: Carey Dubois, Chief Financial Officer

B. The mailing address of Secured Party is:

Citibank, N.A.

388 Greenwich Street, 23rd Floor

New York, NY 10013

Attention: Robert Kane, Global Consumer and Healthcare Department